UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2017

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4310 Montreal, Quebec, Canada H3B 4W8
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

ACTIVE/90972212.1

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Frost

On May 12, 2017, Robert Frost was appointed by the Board of BioAmber Inc. (the “Company”) to serve as a Class II director, with a term expiring at the Company’s 2018 Annual Meeting of Stockholders.

Mr. Frost has been acting as a senior advisor and partner to Naxos Capital Partners SCA Sicar since 2009.  Prior to joining Naxos, Mr. Frost spent 14 years with various private equity firms, which included a position as Managing Director of Allianz Capital Partners GmbH from 2000 to 2008 and roles with Nikko Principal Investments Limited and the Nomura Principal Finance Group. Mr. Frost began his career at Deloitte & Touche in 1990 where he gained four years of tax structuring and accounting experience. Mr. Frost is experienced in negotiating international transactions, arranging financing and has served in multiple board positions with private companies. Mr. Frost currently serves on the board of directors of Elevance Renewable Sciences, Inc.  Mr. Frost holds an M.B.A. from the London Business School. In his role at Naxos, Mr. Frost worked closely with the Company prior to its initial public offering in 2013 and one of the Company’s large stockholders, Naxamber S.A., is wholly-owned by Naxos Capital Partners.  As a result, the board of directors believes Mr. Frost will provide the board and management with significant financial expertise and knowledge, extensive knowledge of the Company’s business and industry as well as significant board experience, all of which are expected to strengthen the board’s collective qualifications, skills and experience.

As a non-employee director, Mr. Frost will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program.   There are no arrangements or understandings between Mr. Frost and any other person pursuant to which Mr. Frost was selected as a director, and there are no transactions between Mr. Frost and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Resignations of Jean-Francois Huc and George F. J. Gosbee

On May 11, 2017, Jean Francois Huc informed the Board of Directors that he had decided to resign as a director of the Company effective May 12, 2017.  On May 11, 2017, George F.J. Gosbee also informed the Board of Directors that he had decided to resign as a director of the Company, and from each of the board committees on which he served, effective immediately.  The resignations of Messrs. Huc and Gosbee were the result of disagreement with decisions made by the Board of Directors related to board composition following the Company’s Annual Meeting of Stockholders held on May 11, 2017.

Appointment of Chief Financial Officer

On May 12, 2017, the Board of Directors approved the appointment of Mario Settino to replace Raymond Land as Chief Financial Officer.  Mr. Land will remain as Chairman of the Company’s Board of Directors.

Mr. Settino is seasoned professional with over 30 years of financial and operational experience in various industries such as services, manufacturing and high-end technology. He previously served as President and Chief Financial Officer of Peds Legwear and prior to this was Chief Financial Officer of Miranda Technologies. Mr. Settino has previously held senior financial positions with Loblaws, Bombardier and  LGS, (an IBM company).  He is a chartered professional accountant who began his career at Deloitte.  Mr. Settino holds a Bachelor of Commerce degree from Concordia University and a Graduate Diploma in Accountancy from McGill University.

On May 15, 2017, BioAmber Canada Inc. entered into an employment agreement with Mr. Settino (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr Settino will be paid (i) a base salary of CAD$340,000, which is subject to review and adjustment in accordance with company policy and (ii) a target cash bonus in the first quarter of each fiscal year of 50% of his gross base salary, based on performance and subject to the evaluation and determination of the Company and the Board. In connection with his employment with the Company, the Board granted Mr. Settino an option to purchase 200,000 shares of common stock at a price per share to be determined in accordance with the terms of the Company’s Equity Grant Award Policy. The option vests over four years, with 25% vesting on the first anniversary of the Employment Agreement and the remaining 75% vesting on a monthly basis over the three following years. The Company shall also grant to Mr. Settino, in the first quarter of each fiscal year, stock options to purchase shares of the Company, restricted stock units or other similar awards based on his and the Company’s performance, such grants to be at the discretion of the Board and in accordance with Company policies.

The Employment Agreement shall be in effect for an indeterminate period and Mr. Settino shall have the right to terminate the Employment Agreement at any time by giving a three month written notice to the Company.  In the event that the Company terminates Mr. Settino’s employment after August 15, 2017 for reasons other than his death or for cause, Mr. Settino shall receive a severance payment equal to nine month’s gross base salary plus one month per year of service, up to a maximum of twelve months, and a pro rata portion of (i) the average of the bonuses earned by Mr. Settino for the two previous fiscal years if the termination occurs after the second anniversary date of the effective date of the Employment Agreement or (ii) the bonus earned by Mr. Settino for the previous fiscal year if the termination occurs after the first anniversary date of the effective date of the Employment Agreement (the “Severance Payment”). In the event that the Company terminates the employment of Mr. Settino for reasons other than his death or for cause in the twelve months following a transaction involving a change of control of the Company, as determined by the Board, Mr. Settino will be entitled to the Severance Payment, except that the nine month period shall be replaced by a eighteen month period and the maximum of twelve months shall be replaced by twenty-four months.

Mr. Settino has also agreed to a non-solicit and non-compete clause during his employment and for a period of twelve months thereafter.

A copy of the Employment Agreement is filed with this report as Exhibit 10.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 11, 2017 in Montreal, Canada (the “Annual Meeting”). According to the inspector of elections, the stockholders present in person or by proxy represented 20,251,660 shares of common stock (entitled to one vote per share). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1 – The Election of Class I Directors.  The stockholders voted on the election of two Class I directors, Kurt Briner and Ellen B. Richstone, to hold office until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.  The stockholders voted as follows:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Kurt Briner	15,896,243	397,929	_	3,957,488
Ellen B. Richstone	15,057,488	1,236,684	_	3,957,488

Accordingly, Mr. Kurt Briner and Ms. Ellen B. Richstone were elected to the Company’s board of directors.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders voted on the ratification of the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The stockholders voted as follows:

Votes For	Votes Against	Abstentions
20,165,814	75,774	10,072

Accordingly, the appointment of independent registered public accounting firm was ratified.

A copy of the related press release is filed with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

10.1	Employment Agreement by and among BioAmber Canada Inc. and Mario Settino dated May 15, 2017.
99.1	Press Release dated May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	BIOAMBER INC.

	By:	/s/ Fabrice Orecchioni
Fabrice Orecchioni
President, Chief Operations Officer and Acting Chief Executive Officer

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